                                   EXHIBIT 21





                                 BESTWAY, INC.
                                  Subsidiaries
                                 July 31, 1995





                 Subsidiary                                    State of Incorporation
--------------------------------------------                   ----------------------
Bestway Rental, Inc.                                           Tennessee
U.S. Credit-Service Corporation                                Missouri
Westdale Data Service, Inc.                                    Texas
Bestway Auto, Inc.                                             Delaware